UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2024
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Abacus Life, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-39403 (Commission File Number)	85-1210472 (I.R.S. Employer Identification Number)
2101 Park Center Drive, Suite 200
Orlando, Florida 32835
(800) 561-4148
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ABL	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	ABLLW	The NASDAQ Stock Market LLC
Abacus Life, Inc. 9.875% Fixed Rate Senior Notes due 2028	ABLLL	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2024 Corporate Objectives and Bonus Program Information
On February 13, 2024, upon recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Abacus Life, Inc. (the “Company”), the Board approved the Company’s 2024 annual incentive plan for named executive officers of the Company. Upon the achievement of certain 2024 Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) growth targets, a named executive officer can achieve an annual bonus of between 50% and 200% of 2024 beginning base salary. Based on individual performance, the amount of any annual bonus may be adjusted (up or down) by 10% of base salary. The annual bonus may consist of both cash and equity, with the percentage of cash ranging from 25% to 100% of the bonus amount. The form and terms of any equity awarded will be determined by the Company at the time of grant.

2024 Long Term Incentive Awards
In addition, the Committee granted equity awards (the “Equity Awards”) under the Company’s 2023 Long-Term Equity Compensation Incentive Plan (the “Plan”) and award agreements, consisting of (i) 24,000 restricted stock units (the “RSUs”) to each of Messrs. Jackson and McNealy and 12,000 RSUs to Mr. McCauley, and (ii) 76,725 options to purchase the Company’s common stock at the closing price on February 12, 2024 (the “Options”) to each of Messrs. Jackson, and McNealy and 38,363 Options to Mr. McCauley.

The Options will have a term of 10 years. The Equity Awards will vest equally on each of the first three anniversaries of the grant date. Each grantee must remain employed through the end of the applicable vesting period to receive any award under the Plan, except that he may be entitled to a prorated portion of the award in the event of involuntary termination without cause, death, disability or retirement. In addition, in the event of such a termination in connection with a change in control, all unvested awards generally vest immediately. A change in control is defined in the Plan generally as an event that would be considered as a change in control in the Treasury Regulations published under Section 409A of the Code.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Abacus Life, Inc.

Date: February 15, 2024	By:	/s/ Jay Jackson
	Name:	Jay Jackson
	Title:	Chief Executive Officer